							Filed under Rule 424(b)(3), Registration Statement No. 333-159107
				Pricing Supplement No. 25 - Dated Monday, February 27, 2012 (To: Prospectus Dated May 11, 2009 and Prospectus Supplement Dated May 13, 2011)
CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Principal Amount	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
34540TCC4	100.00%	0.700%			Fixed	2.750%	Semi-Annual	3/20/2014	9/20/2012	$14.67	Yes	Senior Unsecured Notes

Redemption Information: Non-Callable

Note: As of the date of this Pricing Supplement, Ford Credit's short- and long-term unsecured debt is rated non-investment grade by a number of credit rating agencies designated as nationally recognized statistical rating organizations by the Securities and Exchange Commission.

Trade Date: Monday, March 5, 2012 @ 12:00 PM ET
Settlement Date: Thursday, March 8, 2012
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial Trades settle flat and clear SDFS: DTC Book-Entry only
DTC Number 0235 via RBC Dain Rauscher Inc.

Ford Credit Notes $5,000,000,000 Ford Motor Credit Company LLC Prospectus Dated: 5-11-09 and Prospectus Supplement Dated 5-13-11
If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Ford Credit Notes